Exhibit 99.01

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Debtors:  Frontier Airlines Holdings, Inc., et al. (1)

Case Number:   Jointly Administered 08-11298 (RDD)

Monthly Operating Report for the Period:

Month ended June 30, 2008

Debtors’ Address:

7001 Tower Road

Denver, CO 80249

Monthly Operating Loss:  $8.8 million

Debtors’ Attorney:

Marshall Huebner

Damian Schaible

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Telephone:  (212) 450-4000

Fax : (212) 450-6501

Email:  marshall.huebner @dpw.com

              damian.schaible@dpw.com

Report Preparer: Frontier Airlines Holdings, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: July 28, 2008	/s/ Heather Iden
Heather Iden
Vice President Controller

(1)	See next page for a listing of Debtors by case number.
(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Frontier Airlines, Inc.	08-11297
Frontier Airlines Holdings, Inc.	08-11298
Lynx Aviation, Inc.	08-11299

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

SCHEDULE OF DISBURSEMENTS

Debtor Name	Case Number	Disbursements for month ended June 30, 2008	Disbursements for month ended May 31, 2008	Disbursements for April 10, 2008 to April 30, 2008
Frontier Airlines, Inc.	08-11297	$102,301,182	$142,196,923	$83,767,766
Frontier Airlines Holdings, Inc.	08-11298	—	—	—
Lynx Aviation, Inc.	08-11299	$2,447,607	$1,353,682	$961,414

Debtor Name	Case Number	Disbursements filing to date
Frontier Airlines, Inc.	08-11297	$328,265,871
Frontier Airlines Holdings, Inc.	08-11298	—
Lynx Aviation, Inc.	08-11299	$4,762,703

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

	Month Ended	Month Ended	April 10, 2008 to
(In $U.S. 000’s)	June 30, 2008	May 31, 2008	April 30, 2008	Filing to Date

Revenues:
Passenger	$127,999	$116,350	$66,833	$311,182
Cargo	589	628	322	1,539
Other	3,481	3,106	1,914	8,501
Total revenues	132,069	120,084	69,069	321,222
Operating expenses:
Flight operations	14,314	16,216	10,623	41,153
Aircraft fuel	65,969	62,096	27,592	155,657
Aircraft lease	9,862	9,817	6,563	26,242
Aircraft and traffic servicing	15,538	14,748	10,804	41,090
Maintenance	9,375	10,633	4,632	24,640
Promotion and sales	10,166	13,101	6,415	29,682
General and administrative	2,476	4,724	3,280	10,480
Operating expenses – regional partner	2,864	10,698	8,726	22,288
Loss (gain) on sales of assets, net	373	(9,216)	6	(8,837)
Employee separation and other charges	570	—	—	570
Depreciation	3,717	3,735	2,714	10,166
Total operating expenses	135,224	136,552	81,355	353,131

Operating loss	(3,155)	(16,468)	(12,286)	(31,909)

Nonoperating income (expense):
Interest income	374	522	262	1,158
Interest expense (contractual interest expense was $7,286 from April 10,2008 to May 31, 2008) (Note 2)	(1,393)	(2,962)	(1,907)	(6,262)
Loss from early extinguishment of debt	—	(239)	—	(239)
Other, net	(1,294)	(130)	2	(1,422)
Total nonoperating expenses, net	(2,313)	(2,809)	(1,643)	(6,765)
Loss before reorganization items and income taxes	(5,468)	(19,277)	(13,929)	(38,674)
Reorganization items (Note 4)	3,367	2,689	2,531	8,587
Income taxes	—	—	—	—

Net loss	$(8,835)	$(21,966)	$(16,460)	$(47,261)

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEET

(In $U.S. 000’s, except share data)	June 30, 2008	May 31, 2008	April 30, 2008

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$59,314	$110,058	$99,788
Short-term investments (Note 8)	7,480	8,501	8,501
Restricted investments	115,503	100,480	91,686
Receivables, net of allowance for doubtful accounts	60,690	68,260	55,797
Security and other deposits	—	150	75
Prepaid expenses and other assets	29,279	32,544	32,113
Inventories, net of allowance	18,883	19,974	15,457
Assets held for sale	959	1,060	1,150
Total current assets	292,108	341,027	304,567

Property and equipment, net	811,547	814,836	870,664
Security and other deposits	25,499	25,172	25,314
Aircraft pre-delivery payments	13,985	13,985	13,985
Restricted investments	2,845	2,845	2,845
Deferred loan expenses and other assets	15,511	14,193	37,091
Total assets	$1,161,495	$1,212,058	$1,254,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	40,722	50,074	29,273
Air traffic liability	236,904	246,818	238,065
Other accrued expenses	58,872	62,979	68,060
Deferred revenue and other current liabilities	18,352	18,250	18,380
PDP financing	3,139	—	—
Total current liabilities not subject to compromise	357,989	378,121	353,778
Deferred revenue and other liabilities	23,462	23,809	24,194
Total liabilities not subject to compromise	381,451	401,930	377,972

Liabilities subject to compromise (Note 5)	684,802	706,561	751,135
Total liabilities	1,066,253	1,108,491	1,129,107

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	—	—	—
Common stock, no par value, stated value of $.001 per share, authorized 1,000,000 shares; 36,945,744 issued and outstanding	37	37	37
Additional paid-in capital	196,232	196,090	195,984
Unearned ESOP shares	(411)	(480)	(548)
Other comprehensive loss	—	(299)	(299)
Accumulated deficit	(100,616)	(91,781)	(69,815)
Total stockholders’ equity	95,242	103,567	125,359
Total liabilities and stockholders’ equity	$1,161,495	$1,212,058	$1,254,466

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

	Month Ended	Month Ended	April 10, 2008 to
(In $U.S. 000’s)	June 30, 2008	May 31, 2008	April 30, 2008	Filing to Date
Cash flows from operating activities:
Net loss	$(8,835)	$(21,966)	$(16,460)	$(47,261)
Adjustments to reconcile net loss to net cash used in operating activities:
ESOP and stock option compensation expense	211	175	119	505
Depreciation and amortization	3,784	3,789	2,793	10,366
Assets beyond economic repair	176	148	72	396
Mark to market losses (gains) on derivative contracts (1)	—	23,151	(4,853)	18,298
Loss (gain) on disposal of equipment and other assets, net	373	(9,216)	6	(8,837)
Loss on early extinguishment of debt	—	239	—	239
Unrealized loss on short-term investments	1,320	—	—	1,320
Changes in operating assets and liabilities:
Restricted investments	(15,023)	(8,793)	(12,443)	(36,259)
Receivables	8,865	(10,131)	483	(783)
Security and other deposits	(177)	(358)	(105)	(640)
Prepaid expenses and other assets	3,265	(431)	(581)	2,253
Inventories	1,070	(4,517)	(31)	(3,478)
Other assets	(584)	(2,275)	2,628	(231)
Accounts payable	(23,654)	18,031	6,928	1,305
Air traffic liability	(9,914)	8,753	4,607	3,446
Other accrued expenses	(2,937)	(6,299)	10,909	1,673
Deferred revenue and other liabilities	(245)	(514)	1,783	1,024
Net cash used in operating activities	(42,305)	(10,214)	(4,145)	(56,664)

Cash flows from investing activities:
Proceeds from the sale of property and equipment and assets held for sale	101	59,090	113	59,304
Capital expenditures	(599)	(173)	(3,436)	(4,208)
Net cash (used in) provided by investing activities	(498)	58,917	(3,323)	55,096

Cash flows from financing activities:
Extinguishment of long-term borrowings	—	(33,754)	—	(33,754)
Principal payments on long-term borrowings	(7,858)	(4,679)	—	(12,537)
Payment of financing fees	(83)	—	—	(83)
Net cash used in financing activities	(7,941)	(38,433)	—	(46,374)

Increase (decrease) in cash and cash equivalents	(50,744)	10,270	(7,468)	(47,942)
Cash and cash equivalents at beginning of period	110,058	99,788	107,256	107,256
Cash and cash equivalents at end of period	$59,314	$110,058	$99,788	$59,314

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

NOTES TO MONTHLY OPERATING REPORT

1.  Background and Organization

General – Frontier Airlines Holdings, Inc. (“Frontier Holdings” or the “Company”) is an international airline carrier ranking as the second largest carrier out of Denver International Airport, with an average of 382 daily system-wide departures and arrivals.

Chapter 11 Reorganization Cases – On April 10, 2008 (the “Petition Date”), Frontier Holdings and its two subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. On April 24, 2008, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2.  Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements – The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors.  The results of operations for the period from April 11 to April 30, 2008 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases, and a pro-ration of calendar days within the month of April.  Amounts presented in the unaudited statement of cash flows for the period from April 11 to April 30, 2008 were estimated based on estimated asset and liability balances as of the filing date and actual balances as of April 30, 2008, as well as the aforementioned estimated results of operations for the period from April 11 to April 30, 2008.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors’ accounting policies can be found in the footnotes to our Annual Report on Form 10-K for the period ended March 31, 2008 filed with the United States Securities and Exchange Commission.

The unaudited consolidated financial statements have been derived from the books and records of the Debtors.  Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and, upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information will be subject to changes.  These changes could be material.  The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP.  Certain prepaid balances and pre- and post-petition trade accounts payable balances are subject to further review and reclassification.  In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended March 31, 2008 filed with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net – Recorded at cost net of accumulated depreciation.

Reclassification of Prior Month Amounts - Certain prior month items have been reclassified to conform to the current month presentation.

Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt for the reporting periods, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.

Taxes – The Debtor accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws.  Due to the Company’s history of operating losses over the past few years, combined with the projection of continued operating losses, a full valuation allowance was established against its deferred tax assets during the tax year ended March 31, 2007.  As a result, Frontier Holdings discontinued recognizing income tax benefits for net operating losses and continues to record a full valuation allowance against all deferred tax assets.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions.  As such, the Debtors have paid such taxes when due.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors’ payroll contractor, Automatic Data Processing, Inc. (“ADP”).  Thus, no further information regarding taxes is included in this report.

3.  Cash Management System & Use of Cash

The Court has entered an order authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts.  The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

4.  Reorganization Items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11.  The Debtors’ reorganization items consist of the following:

(In $U.S. 000’s)	Month ended June 30, 2008	Month ended May 31, 2008	April 11, 2008 to April 30, 2008	Filing to Date

Professional fees directly related to reorganization	$2,983	$2,157	$2,221	$7,361
Other	384	532	310	1,226
Total reorganization items	$3,367	$2,689	$2,531	$8,587

Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors.   Other expenses are primarily related to defaulted interest expense.  Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

5.  Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. At hearings held in April 2008, the Court granted final approval of many of the Debtors’ “first day” motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, cash management, utilities, case management and retention of professionals.

The Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. Holders of pre-petition claims will be required to file proofs of claims by a bar date to be determined by the court.  A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases.  The Debtors will notify all known claimants subject to the bar date of their need to file a proof of claim with the Court. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Liabilities subject to compromise consist of the following:

(In $U.S.000’s)	June 30, 2008	May 31, 2008	April 30, 2008

Accounts payable and other accrued expenses	$55,024	$66,954	$71,883
Property tax payable	6,680	5,724	4,812
Accrued interest expense	4,477	3,906	5,853
Accrued maintenance events	2,798	3,157	3,334
Secured aircraft debt	523,823	531,681	570,114
PDP financing	—	3,139	3,139
Convertible bonds	92,000	92,000	92,000
Total liabilities subject to compromise	$684,802	$706,561	$751,135

Liabilities subject to compromise includes trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period.  As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

6.   Post-petition Accounts Payable

To the best of the Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $2.2 million of invoices received, not yet paid, as of June 30, 2008.  The amounts past-due as of June 30, 2008 do not exceed 30 days past-due unless the invoices are in dispute or were not received by the debtor in a timely manner.

7.   Passenger Facility Charges

Passenger Facility Charges (“PFC”) are assessed on the sale of tickets to end customers and are collected by the Company as an agent and remitted to the respective taxing authority.  These taxes and fees are recorded as a liability until remitted to the respective taxing authority.  As mandated by Federal Regulations for any air carrier that has filed for protection under chapter 11 of the Bankruptcy Code, the Company established a separate reserve account for these funds.  The balances of collected PFC funds as of June 30, 2008, May 31, 2008 and April 30, 2008 was $4.8 million, $5.3 million and $4.5 million, respectively, and is included in cash and cash equivalents in the condensed and consolidated balance sheet.

8.   Short-term Investments

Short-term investments consisted solely of two available for sale securities which are invested in auction rate securities (“ARS”).  At May 31, 2008, the fair values of the Company’s ARS, all of which are collateralized by student loan portfolios (substantially all of which are guaranteed by the United States Government), were estimated through discounted cash flow models.  Beginning in March 2008, the auctions for all of the ARS were unsuccessful, resulting in the Company continuing to hold them beyond their typical auction reset dates. As a result of the lack of liquidity in the ARS market, the Company recorded an unrealized loss on those ARS of $0.3 million, on the principal value of $8.8 million, which is reflected as accumulated other comprehensive loss in the condensed consolidated balance sheet.

During the month ended June 30, 2008, the Company recorded an impairment charge in other nonoperating expenses of $1.3 million related to the measurement of both auction rate securities at current estimated fair value.  The reclassification of the impairment from other comprehensive income was due to the Company’s conclusion that the impairment was no longer temporary.  This was a result of the sale of one of the securities below par value in July 2008.  As such, both securities have been valued based on the percentage of value received on the sale of one of the securities as they both are collateralized by similar loan portfolios and the Company believes this approximates fair value.

9.  Debtor-in-Possession (“DIP”) Financing

On July 25, 2008, the Company filed a motion with the Court for the approval of a $75.0 million secured super-priority debtor-in-possession credit agreement (“DIP Credit Agreement”) with a private investment firm, Perseus LLC.  The Company contemporaneously filed a motion for the approval of Perseus to serve as equity sponsor for Frontier’s plan of reorganization, whereby Perseus will purchase 79.9% of the equity in the reorganized company for a total of $100.0 million under the terms of an Investment Agreement.  The DIP Agreement and Investment Agreement contain various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.  Upon Court approval, Perseus will provide funding in two installments under the DIP Agreement.